Exhibit 99-B.8.136
AMENDMENT TO PARTICIPATION AGREEMENT

This AMENDMENT, dated no later than April 16, 2007, is effective as of the 16th day of October,
2007, by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP,
INC., VANGUARD MARKETING CORPORATION and ING LIFE INSURANCE AND ANNUITY
COMPANY (the “Company”).

WHEREAS, the parties have entered into a Participation Agreement dated as of February 13, 2004 (the “Participation
Agreement”), pursuant to which the Sponsor has agreed to make shares of certain Portfolios of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company’s Variable Insurance
Products.

WHEREAS, the Company has adopted policies and procedures to monitor and deter excessive trading activity within the mutual funds, including the Fund, available through the Company’s Variable Insurance Products; and

WHEREAS, the Fund desires for the Company to monitor and deter excessive trading activity in the Fund in accordance with the Company’s Excessive Trading Policy; and

WHEREAS, the parties desire to comply with the requirements under Rule 22c-2 of the Investment Company Act of 1940, as amended (“Rule 22c-2”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the parties hereby agree as follows:

A.             Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

B.             Amendment of Participation Agreement. The Participation Agreement is hereby amended by inserting new
Sections 4.11, 4.12 and 4.13 to read in full as follows:

                 4.11         Agreement to Monitor and Deter Excessive Trading Activity.

                           (a)       The Company agrees to monitor and deter excessive trading activity in the Fund which is available through its Variable Insurance Products in accordance with the Company’s Excessive Trading Policy attached as
                 Schedule C to this Agreement. Said Excessive Trading Policy may be amended from time to time with the consent of the parties, which consent will not be unreasonably withheld.

                            (b)       The Company agrees to provide the Sponsor, on behalf of the Fund, the taxpayer identification number (“TIN”), if requested, or any other identifying factor that would provide acceptable assurances of the identity of all Variable Insurance Product owners or participants (as applicable) that are restricted to regular U. S.
                 mail trading under the Company’s Excessive Trading Policy.

                 4.12          Agreement to Provide Variable Insurance Product Owner or Participant Information.

                            (a)        The Company agrees to provide the Sponsor, on behalf of the Fund, upon written request, the following information for each Variable Insurance Product owner or participant:

                                       (i)      The taxpayer identification number (“TIN”) or any other government issued identifier, if known, that would provide acceptable assurances of the identity of each Variable Insurance Product owner or participant that has purchased, redeemed, transferred or exchanged shares of the Fund through an Account maintained by the Company during the period covered by the request;

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                                    (ii)           The amount and dates of, transaction type, and the Variable Insurance Product(s)
                 associated with, such purchases, redemptions, transfers and exchanges by such Variable Insurance Product owner or participant; and

                                             (iii)          Any other data mutually agreed upon in writing.

                       (b)           The Sponsor may, in its sole discretion, limit its request for information to Covered Transactions involving shares of the Fund. The term “Covered Transactions” shall mean those transactions which the Company considers when determining whether trading activity is excessive as described in its Excessive Trading Policy.

                       (c)            Requests to provide Variable Insurance Product owner or participant information shall set forth the specific period for which transaction information is sought. However, unless otherwise agreed to by the
                 Company, any such request will not cover a period of more than 90 consecutive calendar days from the date of the request. Notwithstanding the foregoing, the Sponsor, on behalf of the Fund, may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

                       (d)             The Company agrees to provide the requested information specified by Section 4.12(a) above promptly upon receipt of the request, but in no event later than 15 Business Days after receipt of such request, provided that such information resides in its books and records. If the requested information is not on the
                 Company’s books and records, the Company agrees to use best efforts to promptly obtain and transmit or have transmitted the information set forth in Section 4.12(a) above for Variable Insurance Product owners or participants who hold an account with an indirect intermediary. In the event the Company is unable to obtain or have transmitted such information from an indirect intermediary, the Company shall (A) inform the Sponsor within 10
                 Business Days after receipt of such request from the Sponsor of the Company’s inability to obtain or have transmitted such information and (B) upon further request by the Sponsor and subject to Section 4.13(d), restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. For purposes of this paragraph, an “indirect intermediary” has the same meaning as defined in SEC Rule
                 22c-2(c)(5)(3) under the 1940 Act.

                        (e)              Limitation on Use of Information. The Sponsor, on behalf of the Fund, agrees that the information provided by the Company pursuant to this Section 4.12 will not be used for marketing or any other purpose not related to (i) limiting or reducing abusive trading in shares issued by the Fund, (ii) collecting purchase or redemption fees (if any), or (iii) fulfilling other regulatory or legal requirements, subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

                        (f)              The Sponsor has established and maintains procedures for the notification of affected persons in the event of a breach of security involving confidential information owned, licensed or maintained by the Sponsor and relating to such persons. The Sponsor agrees to notify the Company promptly following the discovery or notification of any breach of security involving information provided to the Sponsor by the Company pursuant to this Section 4.12 in accordance with the Sponsor’s notification procedures as in effect from time to time. The
                 Sponsor agrees to reimburse the Company for: (1) its direct costs for the notification of any Variable Insurance
                 Product owner(s) or participant(s) whose information was subject to the breach that resulted in notification by the
                 Sponsor to the Company under this Section (f), and (2) any other costs the Company is required by law to incur;
                 each to the extent caused by a breach of security described in this Section (f) involving information provided to the
                 Sponsor by the Company pursuant to this Section 4.12 .

                 4.13      Agreement to Restrict Trading.

                        (a)               The Company agrees to execute written instructions from the Sponsor on behalf of the Fund to restrict or prohibit further purchases or exchanges of Fund shares by a Variable Insurance Product owner or participant who has been identified by the Sponsor as having engaged in transactions in shares of the Fund (through an account directly or indirectly maintained by the Company) that violate the policies and procedures established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of outstanding shares issued by the Fund. The Sponsor, in its sole discretion, may limit its instructions to the Company to restrict or prohibit further Covered Transactions involving shares of the Fund. Upon request of the Company, the Sponsor agrees that

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                 it will provide the Company reasonable assistance in providing the affected Variable Insurance Product owner(s) or participant(s) information reasonably requested regarding the restriction or prohibition.

                        (b)             For those Variable Insurance Product owners or participants whose information is on the
                 Company’s books and records, the Company agrees to execute or have executed the written instructions from the
                 Sponsor to restrict or prohibit trading as soon as reasonably practicable, but no later than 10 Business Days after receipt of the instructions by the Company. The Company will provide written confirmation to the Sponsor as soon as reasonably practicable that such instructions have been executed but not later than 10 Business Days after the instructions have been executed.

                        (c)             For thoseVariable Insurance Product owners or participants whose information is not on the
                 Company’s books and records, the Company agrees to use best efforts to have executed the written instructions from the Sponsor to restrict or prohibit trading as soon as reasonably practicable, but no later than 10 Business Days after receipt of the instructions by the Company. The Company will provide written confirmation to the Sponsor as soon as reasonably practicable that such instructions have or have not been executed but not later than 10 Business Days after the instructions have been executed. If the written instructions have not been executed, the written confirmation will provide an explanation, and upon further request by the Sponsor and subject to Section 4.13(d), the Company shall restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund.

                        (d)           The parties acknowledge that the Company’s ability to execute the Sponsor’s instructions may be limited by certain contractual obligations contained in the Variable Insurance Products, certain rights contained in the Variable Insurance Product prospectuses, and/or applicable laws and regulations. If pursuant to any such limitation, the Company reasonably believes that it is prevented from complying with a request from the Sponsor to restrict or prohibit trading, the Company will notify the Sponsor within three days of receiving such request and will work cooperatively with the Sponsor to determine whether other actions may be taken by the Company in order to protect Fund shareholders from dilution of the value of outstanding securities issued by the Fund.

                              (e)            Instructions to restrict or prohibit further purchases or exchanges of Fund shares must include:

                                     (i)         The specific restriction(s) and/or prohibition(s) to be executed, including the length of time such restriction(s) and/or prohibition(s) shall remain in place;

                                     (ii)        The TIN or any other government issued identifier, if known by the Sponsor, that would help the Company determine the identity of affected Variable Insurance Product owner(s) or participant(s); and

                                     (iii)       Whether such restriction(s) and/or prohibition(s) are to be executed in relation to all of the Variable Insurance Products owned by theVariable Insurance Product owner or participant, only the type of
                 Variable Insurance Product(s) through which the affected Variable Insurance Product owner or participant engaged in transaction activity which triggered the restriction(s) and/or prohibition(s) or in some other respect. In absence of direction from the Sponsor in this regard, restriction(s) and/or prohibition(s) shall be executed as they relate to the
                 Company’s Variable Insurance Product(s) through which the affected Variable Insurance Product owner or participant engaged in the transaction activity which triggered the restriction(s) and/or prohibition(s).”

C.             Prior Agreements. The parties acknowledge that prior to the effective date of this Amendment efforts to monitor and deter excessive trading activity within the Variable Insurance Products were governed by whatever practices the Sponsor on behalf of the Fund and the Company agreed to follow in the absence of any formal agreement.

D.             No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized officer as of the date first written above.

VANGUARD VARIABLE INSURANCE FUND
By: /s/ Heidi Stan
Name: Heidi Stan
Title: Secretary

THE VANGUARD GROUP, INC.
By: /s/ Diane E. Reger
Name: Diane E. Reger
Title: Principal

VANGUARD MARKETING CORPORATION
By: /s/ Heidi Stan
Name:	Heidi Stan
Title:	Vice President

ING LIFE INSURANCE AND ANNUITY COMPANY
By: /s/ Jacqueline Salamon
Name:	Jacqueline Salamon
Title:	Authorized Representative

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Schedule C

ING “Excessive Trading” Policy

The ING family of insurance companies (“ING”), as providers of multi-fund variable insurance and retirement products, has adopted this Excessive Trading Policy to respond to the demands of the various fund families which make their funds available through our variable insurance and retirement products to restrict excessive fund trading activity and to ensure compliance with Section 22c-2 of the Investment Company Act of 1940, as amended. ING’s current definition of Excessive
Trading and our policy with respect to such trading activity is outlined below.

1.	ING actively monitors fund transfer and reallocation activity within its variable insurance and retirement products to identify Excessive Trading.

ING currently defines Excessive Trading as:

	a.	More than one purchase and sale of the same fund (including money market funds) within a 60 calendar day period (hereinafter, a purchase and sale of the same fund is referred to as a “round-trip”). This means two or more round-trips involving the same fund within a 60 calendar day period would meet ING’s definition of Excessive Trading; or

	b.	Six round-trips within a twelve month period.

The following transactions are excluded when determining whether trading activity is excessive:

	a.	Purchases or sales of shares related to non-fund transfers (for example, new purchase payments, withdrawals and loans);

	b.	Transfers associated with scheduled dollar cost averaging, scheduled rebalancing or scheduled asset allocation programs;

	c.	Purchases and sales of fund shares in the amount of $5,000 or less;

	d.	Purchases and sales of funds that affirmatively permit short-term trading in their fund shares, and movement between such funds and a money market fund; and

	e.	Transactions initiated by a member of the ING family of insurance companies.

2.	If ING determines that an individual has made a purchase of a fund within 60 days of a prior round-trip involving the same fund, ING will send them a letter warning that another sale of that same fund within 60 days of the beginning of the prior round-trip will be deemed to be Excessive Trading and result in a six month suspension of their ability to initiate fund transfers or reallocations through the Internet, facsimile, Voice Response Unit (VRU), telephone calls to the ING Customer Service Center, or other electronic trading medium that ING may make available from time to time (“Electronic Trading Privileges”). Likewise, if ING determines that an individual has made five round-trips within a twelve month period, ING will send them a letter warning that another purchase and sale of that same fund within twelve months of the initial purchase in the first round-trip in the prior twelve month period will be deemed to be Excessive Trading and result in a six month suspension of their Electronic Trading Privileges. According to the needs of the various business units, a copy of the warning letters may also be sent, as applicable, to the person(s) or entity authorized to initiate fund transfers or reallocations, the agent/registered representative or investment adviser for that individual. A copy of the warning letters and details of the individual’s trading activity may also be sent to the fund whose shares were involved in the trading activity.

3.	If ING determines that an individual has used one or more of its products to engage in Excessive Trading, ING will send a second letter to the individual. This letter will state that the individual’s Electronic Trading Privileges have been suspended for a period of six months. Consequently, all fund transfers or reallocations, not just those which involve the fund whose shares were involved in the Excessive Trading activity, will then have to be initiated by providing written instructions to ING via regular U.S. mail. During the six month suspension period, electronic “inquiry only” privileges will be permitted where and when possible. A copy of the letter restricting future transfer and reallocation activity to regular U.S. mail and details of the individual’s trading activity may also be sent to the fund whose shares were involved in the Excessive Trading activity.

4.	Following the six month suspension period during which no additional Excessive Trading is identified, Electronic Trading Privileges may again be restored. ING will continue to monitor the fund transfer and reallocation activity, and any future Excessive Trading will result in an indefinite suspension of the Electronic Trading Privileges. Excessive Trading activity during the six month suspension period will also result in an indefinite suspension of the Electronic Trading Privileges.

5.	ING reserves the right to limit fund trading or reallocation privileges with respect to any individual, with or without prior notice, if ING determines that the individual’s trading activity is disruptive, regardless of whether the individual’s trading activity falls within the definition of Excessive Trading set forth above. Also, ING’s failure to send or an individual’s failure to receive any warning letter or other notice contemplated under this Policy will not prevent ING from suspending that individual’s Electronic Trading Privileges or taking any other action provided for in this Policy.

6.	Each fund available through ING’s variable insurance and retirement products, either by prospectus or stated policy, has adopted or may adopt its own excessive/frequent trading policy. ING reserves the right, without prior notice, to implement restrictions and/or block future purchases of a fund by an individual who the fund has identified as violating its excessive/frequent trading policy. All such restrictions and/or blocking of future fund purchases will be done in accordance with the directions ING receives from the fund.